Exhibit 10.28(c)

Agreement

Party A:       Yulong Zhu

Party B:        Pingdingshan Hengji Concrete Co., Ltd.

Party A and Party B agree as follows through negotiation:

1.       Prior to December 31, 2015, Party A shall not require Party B to repay any amount owed to Party A prior to the execution of this agreement, or amount owing to Party A from the execution of this agreement to December 31, 2015;

2.       After December 31, 2015, Party B shall repay as required by Party A.

This agreement shall be in two duplicates, and each of Party A and Party B shall hold one duplicate.

Party A: (signature)	Party B: (signature/stamp)
/s/ Yulong Zhu	[Stamp]

June 30, 2013	June 30, 2013